Exhibit 10.12

SECURED PROMISSORY NOTE
(Purchase Order Financing - Non-Revolving)

$250,000.00 February 29, 2008

FOR VALUE RECEIVED, ALPHA INNOTECH CORPORATION, a(n) California corporation ("Borrower"), promises to pay to BFI BUSINESS FINANCE, a California corporation ("Lender"), or order, at Lender's place of business at 1655 The Alameda, San Jose, CA 95126, or at such other place as may be designated in writing to Borrower by the holder of this Secured Promissory Note (this "Note"), such principal sum as may be advanced hereunder as set forth in Addendum A attached hereto and made a part hereof, which shall be subject to the terms and conditions of that certain Loan and Security Agreement dated March 9, 2004 and all of the riders and amendments thereto by and between Borrower and Lender (the “Loan Agreement”), together with interest from the date hereof on the unpaid principal balance at a rate (the "Rate") of Three percentage point(s) (3.00%) per annum over and above the rate announced as the “prime” rate in the Western Edition of the Wall Street Journal which is in effect from time to time (the “Prime Rate”); provided that the Prime Rate shall at all times be deemed to be not less than Four percent (4.00%) per annum (the “Deemed Prime Rate”).  In the event that the Prime Rate is changed, the adjustment in the interest rate charged shall be made on the day such change occurs.  The Prime Rate is a rate used by certain financial institutions as one of their index rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of such financial institutions’ index rates.  Upon the occurrence of a default or an event of default under this Note, the rate of interest on the Note shall be increased at the option of Lender to an additional three percent (3.00%) in excess of the then applicable interest rate.  Interest shall be computed on the basis of a 360-day year and shall be charged to Borrower’s account on the first day of the following month, and, if not so paid, it shall thereafter bear like interest as the principal.

1. Lender may, at its option, charge Borrower's account for the principal, interest, and fees hereunder, which are due and payable on the dates and in the manner that follows:

 Interest payments will be due and payable in arrears commencing on the first day of the first month following disbursement and continuing on the first day of each month thereafter while amounts hereunder are due and owing;

 Principal payments will be due and payable as set forth in Addendum A attached hereto and made a part hereof;

 A loan fee shall be charged as set forth in Addendum A attached hereto and made a part hereof;

 An administrative fee of one half of one percent (0.50%) per month of the average daily outstanding balance during the preceding month, (the “Administrative Fee”) shall be charged on the first day of each month following disbursement and monthly thereafter while amounts hereunder are due and owing;

 An appraisal fee of -------n/a----- Dollars ($-----n/a-----) per day per appraiser, plus out-of-pocket expenses (the “Appraisal Fee”) shall be charged for each appraisal of the Collateral performed by Lender or its agents.  Provided that no Event of Default has occurred, Lender shall not charge Borrower more than $750.00 plus out-of-pocket expenses incurred by Lender per year for such appraisal fees;

 Lender will transfer all loan payments due under this Note, including all accrued interest, Administrative Fees, and fees as set forth in Addendum A attached hereto and made a part hereof, to the accounts receivable line of credit extended to Borrower pursuant to the Loan Agreement;

 Borrower shall pay all fees and legal and other costs incurred by Lender in connection with the negotiation and preparation of the Note and the documents executed in connection herewith and the perfection of any security interest in any collateral granted by Borrower or any third party to Lender in connection with this Note, including but not limited to attorneys’ fees and legal and other costs, which Lender shall charge to Borrower’s account at the time of the execution hereof;

 On the Purchase Order Line of Credit Maturity Date (as defined in Section 14(e) hereof) the entire principal balance hereof, together with any and all unpaid and/or accrued interest, loan fees, monthly Administrative Fees, and attorneys’ fees and legal and other costs due hereunder, shall be paid in full;

 Interest not paid when due shall bear interest at the same rate as principal.  All payments hereunder are to be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.  All principal and interest due hereunder is payable in lawful money of the United States of America; and

 In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrower and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

2. Voluntary prepayments of the principal balance of this Note shall be permitted at any time; provided that each such prepayment shall be accompanied by all interest and any Administrative Fees that have accrued and remain unpaid with respect to the amount of principal being repaid and a prepayment fee equal to the following:

 ----------N/A---------- percent (----------N/A----------%) of the amount prepaid with respect to any prepayments made during the 11 months following the first principal payment on -------n/a-------.

 ----------N/A---------- percent (----------N/A----------%) of the amount prepaid with respect to any prepayments made on or after ----------N/A----------, and prior to March 31, 2008.

Amounts repaid or prepaid with respect to this Note may not be reborrowed.  Partial prepayments of principal shall be applied to scheduled payments of principal in the inverse order of their maturity.

3. If any installment of principal, interest, or Administrative Fee hereunder is not paid when due, the holder shall have the following rights in addition to the rights set forth herein, in the Loan Agreement, and under law:

 the right to compound interest and the Administrative Fee by adding the unpaid interest and/or Administrative Fee to principal, with such amount thereafter bearing interest and the Administrative Fee at the rates provided in this Note; and

 if any installment is more than ten (10) days past due, the right to collect a charge equal to the greater of Fifteen and 00/100 Dollars ($15.00) or five percent (5%) of the late payment for each month in which it is late.  This charge is a result of a reasonable endeavor by Borrower and the holder to estimate the holder’s added legal and other costs and damages resulting from Borrower’s failure to make timely payments under this Note; hence Borrower agrees that the charge shall be presumed to be the amount of damage sustained by the holder since it is extremely difficult to determine the actual amount necessary to reimburse the holder for damages.

4. Borrower expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, the benefit of any exemption under the homestead exemption laws, and all other notices and demands in connection with the delivery, acceptance, performance, or enforcement of this Note.  Borrower agrees that Lender may release, surrender, exchange, or substitute any collateral now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.  Borrower irrevocably waives the right to direct the application of all payments at any time hereafter received by Lender on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply any such payments against the then due and owing obligations of Borrower to Lender as Lender may deem advisable.

5. It is expressly agreed that if a default or breach occurs in the payment of any principal or interest, as provided above, or in the payment or performance of any other of Borrower's Obligations (as that term is defined in the Loan Agreement), at Lender’s option, the unpaid principal balance of this Note, together with interest accrued thereon, shall forthwith be due and payable.  In the event the accounts receivable line of credit extended to Borrower under the Loan Agreement is paid in full, this Note shall also be due, owing, and payable.

6. This Note is made subject to the terms and conditions of and is secured by security interests granted by Borrower in favor of Lender, and all covenants, conditions, and agreements contained in the Loan Agreement and Intellectual Property Security Agreement dated March 30, 2005, all of which are hereby incorporated and made a part hereof.  All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

7. Borrower hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.  This Note shall be binding upon all legal representatives, successors, and assigns of Borrower.  However, Borrower may not assign this Note or any rights hereunder without Lender’s prior written consent.  No such consent by Lender shall release Borrower or any guarantor of any Obligation or indebtedness hereunder.  Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the documents executed herewith or hereafter.  In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, or about Borrower or its business, any guarantor or the business of any guarantor, or any Collateral required hereunder.  Any waiver of any rights under this Note, the Loan Agreement, or under any other agreement, instrument, or paper signed by Borrower is neither valid nor effective unless made in writing and signed by Lender.  No delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or of any other right.

8. Borrower promises to pay all legal and other costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or any appeal thereof.  This Note shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

9. Any collateral pledged to secure any obligation of Borrower shall also secure any other obligation of Borrower except that any real property pledged to secure any obligation of Borrower shall only secure any other obligation of Borrower if Lender specifically so agrees in writing.

10. An Event of Default under this Note or the Loan Agreement shall be an Event of Default under each of such loan documents, and vice versa.

11. In the event any one or more of the provisions contained in this Note is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Note by telefacsimile shall be effective as delivery of a manually executed counterpart of this Note, and any party delivering such an executed counterpart of the signature page to this Note by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Note to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Note.

13. This is an integrated Note and supersedes all prior agreements or negotiations regarding the subject matter hereof.  This Note may only be amended in writing.  This Note amends, supercedes, and replaces that certain Secured Promissory Note dated ----------N/A----------.

This Note is subject to the terms and conditions set forth in Addendum A attached hereto and made a part hereof by this reference.

IN WITNESS HEREOF, this Secured Promissory Note has been executed and delivered on the date first set forth above.

ALPHA INNOTECH CORPORATION

By:           Ron Bissinger
Title:           Chief Executive Officer

CAspnPO (rev. 11.08.2007m)                                                               Page of [INSERT PAGE NUMBER]   Initial Here   c

ADDENDUM A

Pursuant to this Addendum A to Secured Promissory Note (this “Addendum”) executed by ALPHA INNOTECH CORPORATION (“Borrower”) and BFI BUSINESS FINANCE (“Lender”), the foregoing Secured Promissory Note (the “Note”) is hereby amended and/or supplemented by the following terms and conditions, which are incorporated by this reference in the Note as the following additional paragraphs to the Note:

14. Borrower has requested, and Lender has agreed, subject to certain conditions, to provide, on a temporary basis under this Note certain financial accommodations based on Borrower’s purchase orders as follows:

 Commencing on or about February 29, 2008, Lender will provide Borrower with financial accommodations based on certain of Borrower’s purchase orders issued by Borrower’s clients to Borrower and expected to become accounts receivable as described in 14(c) below (each a “Purchase Order” and collectively, “the Purchase Orders”) acceptable to Lender in Lender’s sole discretion in order to permit Borrower to fulfill its Purchase Orders.

 Lender will at its discretion lend to Borrower against the Purchase Orders, a copy of which shall be provided to Lender Twenty-Four (24) hours in advance of each request for funds, an amount not to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Purchase Order Line of Credit”).  Amounts repaid or prepaid with respect to this Note may not be reborrowed.

 Borrower will provide Lender with copies of (i) shipping documents evidencing the shipping of the goods that fulfill any of the Purchase Order; (ii) each client’s signed acknowledgment that it has received the goods that fulfill any of the Purchase Order; and (iii) each account receivable from any client that is generated as a part of the client’s receipt of the goods fulfilling any of the Purchase Orders.

 On the earliest of (i) such time as any Purchase Order has been converted to a Prime Account; (ii) within sixty (60) days from the date of the initial advance against the Purchase Order; or (iii) the Purchase Order Line of Credit Maturity Date as defined below, the amount of the Purchase Order Line of Credit attributable to such Purchase Order will be transferred to the accounts receivable line of credit under the Loan Agreement and any additional amounts available to be advanced against such account receivable will be credited to the accounts receivable line of credit under the Loan Agreement.

 The Purchase Order Line of Credit will be due, owing and payable in full on March 31, 2008 (the “Purchase Order Line of Credit Maturity Date”).  Commencing on the Purchase Order Line of Credit Maturity Date and continuing thereafter on the first (1st) day of each month as long as the Purchase Order Line of Credit remains outstanding, a reserve will be established under the Loan Agreement in the remaining amount of the Purchase Order Line of Credit to the extent that it has not been converted to a Prime Account (the “Reserve”).  The Reserve will reduce the amount of the accounts receivable line of credit otherwise available under the Loan Agreement

 Borrower shall pay a fee of One and one-half Percent (1.50%) of the amount of each and every advance hereunder as a condition to the granting of the Purchase Order Line of Credit.

CAspnPO (rev. 11.08.2007m)                                                               Page of [INSERT PAGE NUMBER]   Initial Here   c